SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2002

Martek Biosciences Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-22354	52-1399362

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6480 Dobbin Road Columbia, Maryland	21045

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (410) 740-0081

(Former name or former address, if changed since last report)

MARTEK BIOSCIENCES CORPORATION

Item 5.    Other Events.

        On March 26, 2002, Martek Biosciences Corporation issued the press release attached hereto as Exhibit 99.1 concerning a planned merger of OGTAQ Corp., a wholly owned subsidiary of Martek Biosciences Corporation, with and into OmegaTech, Inc. Upon completion of the planned merger, OmegaTech, Inc. will be a wholly owned subsidiary of Martek Biosciences Corporation. The press release attached hereto is incorporated herein by this reference.

        The press release attached hereto and incorporated by reference into this Form 8-K includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in the press release include statements based on our expectations and are naturally subject to uncertainty and changes in circumstances. Actual results could vary materially from the expectations contained therein. The following factors, among others, could cause actual results to differ materially from those described therein: that Martek’s overall projected size of $1 billion for the DHA market as an ingredient in food and beverage products is based upon numerous assumptions which may not prove to be correct; that the combined company will not successfully penetrate this market if it were to develop as projected; that Martek and OmegaTech’s businesses will not be integrated successfully; that customer and supplier relationships for the combined company will not be successfully maintained and expanded upon; that expected synergies will not be achieved; that Martek’s results may suffer due to the distractions inherent in the acquisition process; that the costs related to the merger, and other economic, business, competitive and/or regulatory factors affecting Martek’s and OmegaTech’s business generally will adversely affect Martek.

        There can be no assurance that the contemplated advantages of the merger will be achieved upon any consummation of the merger. More detailed information about risk factors affecting Martek are set forth in Martek’s filings with the Securities and Exchange Commission (the “SEC”), including Martek’s Exhibit 99.1 to its Form 10-Q for the fiscal quarter ended January 31, 2002, and in various other filings with the SEC. Martek is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

         (c)    Exhibits.

                  The following is filed as an exhibit to this current report on Form 8-K:

                  99.1  Press Release dated March 26, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MARTEK BIOSCIENCES CORPORATION

Date: March 26, 2002	/s/ Peter L. Buzy Peter L. Buzy, Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number

99.1           Press Release dated March 26, 2002